Rudolph I. Estrada, Business Executive and former Commissioner on the White House Commission on Small Business, appointed to East West Bancorp Board of Directors

FOR IMMEDIATE RELEASE
June 23, 2005

For more information at the Company:
Emily Wang - (626) 943-4366

SAN MARINO, CA - June 23, 2005 - East West Bancorp (Nasdaq: EWBC), parent company of East West Bank, one of the nation’s premier community banks and a leading institution focused on the Chinese-American and other niche markets, today announced the appointment of Rudolph I. Estrada to its Board of Directors.

Estrada, 57, is a former Commissioner on the White House Commission on Small Business under President Bill Clinton. He also served as the Los Angeles District Director for the United States Small Business Administration (SBA) - the largest SBA district in the nation, covering Los Angeles, Riverside, San Bernardino, San Luis Obispo, Santa Barbara and Monterey counties. Estrada is considered to be one of the foremost authorities on small business and has written for and been quoted by major national publications and newspapers.

Estrada is President and CEO of Estradagy Business Advisors (formerly the Summit Group), a business and financial services company providing advisory services to the business, banking and public services sectors. Estrada founded the Summit Group in 1987, after serving as an executive for many years at one of the world’s largest international banks where he was responsible for statewide corporate and commercial banking, specializing in government guaranteed lending and related securities. Estradagy has completed assignments for hundreds of businesses, medium and small, in disciplines ranging from comprehensive financial planning to merger and acquisition assistance. Estrada was also one of the original director/investor shareholders of a high-performing West Coast bank from 1994 until its sale last year at a premium price.

"Rudy Estrada’s experience and success in business, banking and government operations will be invaluable to the board," said Dominic Ng, East West Bank Chairman, President and CEO. "His appointment also demonstrates the commitment East West Bank has to our current and prospective small and mid-sized business customers and the importance we place on this market."

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East West Bancorp
June 23, 2005

Estrada received his Bachelor of Science degree in finance and management from the California State University Los Angeles. He later received a Master's degree in management from the University of Southern California and completed doctoral studies at Claremont Graduate University. Estrada is a member of the Board of Trustees of Sias University in the Hunan Province of China and recently completed a two-year term as President of the Board of Trustees. He serves on the Board of Trustees of The California State Parks Foundation, is a member of the Board of Directors of the Didi Hirsch Community Mental Health Center and serves on numerous other boards of private business organizations. During the past 25 years, Estrada has served as a professor of finance, management and ethics throughout the California State University system and is currently the Director of the Small Business Institute for the California State University Channel Islands.

About East West

East West Bancorp is a publicly owned company, with $6.4 billion in assets, whose stock is traded on the Nasdaq National Market under the symbol "EWBC". The company's wholly owned subsidiary, East West Bank, is the second largest independent commercial bank headquartered in Los Angeles. East West Bank serves the community with 45 branch locations throughout Los Angeles, Orange, San Francisco, Alameda, Santa Clara, and San Mateo counties and a Beijing Representative Office in China. It is also one of the largest financial institutions in the nation focusing on the Chinese-American community. For more information on East West Bancorp, visit the company's website at www.eastwestbank.com.

Forward-Looking Statements

This release may contain forward-looking statements, which are included in accordance with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and accordingly, the cautionary statements contained in East West Bancorp’s (“East West”) Annual Report on Form 10-K for the year ended Dec. 31, 2004 and other filings with the Securities and Exchange Commission are incorporated herein by reference. These factors include, but are not limited to: the effect of interest rate and currency exchange fluctuations; competition in the financial services market for both deposits and loans; East West’s ability to efficiently incorporate acquisitions into its operations; the ability of East West and its subsidiaries to increase its customer base; and regional and general economic conditions. Actual results and performance in future periods may be materially different from any future results or performance suggested by the forward-looking statements in this release. Such forward-looking statements speak only as of the date of this release. East West expressly disclaims any obligation to update or revise any forward-looking statements found herein to reflect any changes in East West’s expectations of results or any change in events.